Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement pertaining to the 2006 Long-Term Equity Compensation Plan filed by CastlePoint Holdings, Ltd. (the “Company”) on Form S-8, of our report dated February 28, 2007 relating to the financial statements and financial statement schedules, which appears in the Company’s Registration Statement on Forms S-1 (File No. 333-139939).

PricewaterhouseCoopers
Hamilton, Bermuda
March 23, 2007